Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2012, in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-178278) and related Prospectus of Luxfer Holdings PLC dated May 25, 2012.

/s/ Ernst & Young LLP

Manchester, England

May 25, 2012